Exhibit 10.48

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”), is made as of May 20, 2022 (the “Effective Date”), by and among Q32 BIO INC., a Delaware corporation (the “Company”), and each of the purchasers named on the Schedule of Purchasers attached hereto as Schedule I (the “Schedule of Purchasers”) (each individually a “Purchaser,” and collectively the “Purchasers”).

WHEREAS, the Company requires additional funds in order to fund its operations; and

WHEREAS, the Company desires to issue and sell the Notes (as defined herein) to the Purchasers, and the Purchasers desire to purchase the Notes from the Company.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. DEFINITIONS.

1.1 “BMS” means Bristol-Myers Squibb Company.

1.2 “Board of Directors” shall mean the Company’s Board of Directors.

1.3 “Business Day” shall mean and include any day other than Saturdays, Sundays, or other days on which commercial banks in Boston, Massachusetts are required or authorized to be closed.

1.4 “Notes” shall mean the unsecured convertible promissory notes issued to the Purchasers pursuant to Section 2.1, in substantially the form attached hereto as Exhibit A.

1.5 “Operating Plan” shall mean the operating plan presented to the Board of Directors on May 9, 2022, as may be updated from time to time by the mutual agreement of management of the Company and the Board of Directors.

1.6 “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2. NOTES; CLOSINGS.

2.1 Notes. The Company shall issue, and the Purchasers shall purchase, from time to time from the Company, Notes in an aggregate original principal amount not to exceed $30,000,003.00 (the “Aggregate Committed Note Amount”), pursuant to the terms and conditions hereof. The purchase price for the Notes shall be paid by the Purchasers by wire transfer of immediately available funds to a bank account designated by the Company. Each Purchaser’s obligations hereunder are several and not joint, and accordingly the failure of any Purchaser to purchase Notes hereunder will not increase the obligations of any other Purchaser.

2.2 Initial Closing. The initial closing (the “Initial Closing”) of the sale by the Company of Notes and the purchase by the Purchasers of Notes shall occur on the date hereof, at which time each Purchaser shall purchase a Note in the aggregate principal amount set forth opposite its name on the Schedule of Purchasers in the column titled “Initial Closing Notes ($)”. The Initial Closing shall be held remotely via the exchange of documents and signatures.

2.3 BMS Closing. After the Initial Closing, the Company may sell a Note, in the principal amount set forth on the Schedule of Purchasers in the column titled BMS Closing Note ($)”, to BMS, on a date and time mutually agreed between the Company and BMS (the “BMS Closing”), provided that such purchase and sale takes place within twenty-one (21) days of the Initial Closing. BMS shall deliver an executed counterpart signature page to this Agreement in connection with the BMS Closing, which will be held remotely via the exchange of documents and signatures.

2.4 Additional Closings. Following the Initial Closing, the Company may sell Notes, and the Purchasers may purchase Notes, at two additional closings of $10,000,000 aggregate principal amount of Notes at each such additional closing (each an “Additional Closing” and together, the “Additional Closings,” and together with the Initial Closing, the BMS Closing, and any Optional Closings (as defined below), the “Closings,” and each, a “Closing”) remotely via the exchange of documents and signatures on such dates occurring on or before December 31, 2022, as the Company, following approval by the Board of Directors to move forward with such Additional Closing, shall request in a written notice (the ‘‘Company Closing Notice”) to be delivered to the Purchasers at least ten (10) Business Days prior to the proposed date of the Additional Closing; provided that notwithstanding the foregoing, the Board of Directors may not elect to move forward with an Additional Closing until the Requisite Purchasers (as defined herein) have confirmed, in writing, that (i) the Company has not experienced a Material Adverse Effect (as defined herein) since the date of the last Closing and (ii) there has been no material deviation from the Operating Plan (the “Requisite Closing Notice”). The Additional Closing shall take place at the date and time specified in the Company Closing Notice. At each Additional Closing, each Purchaser shall purchase a Note, in the aggregate principal amount set forth opposite its name on the Schedule of Purchasers in the column titled “Additional Closing 1 Notes ($)” or “Additional Closing 2 Notes ($)”, as applicable, being issued to such Purchaser as such Additional Closing; provided that the aggregate principal amount of all of the Notes issued at the Initial Closing, any Additional Closings, the BMS Closing and any Optional Closings shall not exceed the Aggregate Committed Note Amount.

2.5 Transactions at Each Closing. At each Closing, the Company shall issue and the Purchasers shall purchase, on a several and not joint basis, the Notes as provided in this Section 2. At each Closing, the Company shall issue to each Purchaser, a Note representing the principal amount of the Note purchased by the Purchaser at such Closing.

2.6 Optional Closings. From time to time after the Initial Closing, subject to the terms and conditions of this Agreement, each Purchaser may elect (on its own behalf but not on behalf of any other Purchaser) to purchase, and, upon any such election, the Company shall sell, to the Purchaser a Note in the principal amount requested by the Purchaser, provided that all Notes issued to a Purchaser under this Agreement at all Closings may not exceed such Purchaser’s aggregate financing amount as set forth in the column titled “Total Note Investment ($)” on the Schedule of Purchasers (the occurrence of any such purchase and sale in accordance with the terms of this Section 2.6, an “Optional Closing”). Any Purchaser that elects to purchase a Note under this Section 2.6 (such Purchaser, a “Participating Purchaser”) shall give written notice to the Company of such election (an “Optional Closing Notice”), which notice shall specify (i) the principal amount of the Note that such Participating Purchaser elects to purchase at such Optional Closing and (ii) the date upon which such Participating Purchaser intends to purchase such Note, which date shall not be earlier than ten (10) Business Days after the delivery of such notice. Within two (2) Business Days of receipt of an Optional Closing Notice, the Company shall notify the other Purchasers of such Participating Purchaser’s election and the principal amount of the Note so elected to be purchased. In the event of any Optional Closings, the Company shall update the Schedule of Purchasers.

2.7 Subordination. Purchasers acknowledge and agree that the obligations of the Company to make payment on the Notes are expressly subordinated in right of payment to all obligations of the Company to Silicon Valley Bank, a California corporation (the “Senior Lender”), pursuant to that certain Loan and Security Agreement between the Company and Senior Lender dated as of December 11, 2020, as the same may be amended from time to time, and is subject to that certain Subordination Agreement dated on or about the date hereof, by and among the Company, Senior Lender and Purchasers (as amended from time to time, the “Subordination Agreement”).

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Purchasers as of the date hereof, and as of the date of each applicable Closing:

3.1 Organization, Qualifications and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined below) on the business or assets of the Company. “Material Adverse Effect” shall mean any event, change, violation, inaccuracy, circumstance or effect that is, individually or in the aggregate, materially adverse to the financial condition, capitalization, properties, employees, assets (including intangible assets), business, operations or results of operations of the Company. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted, to execute, deliver and perform this Agreement and to issue, sell and deliver the Notes.

3.2 Authorization. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder and the issuance, sale and delivery of the Notes have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Company’s certificate of incorporation, as amended, or the Bylaws of the Company, as amended, or will not result in a violation of any provision of any indenture, agreement or other instrument to which the Company, or any of its properties or assets is bound, or conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, encumbrance, or, to the Company’s knowledge, claim of any nature whatsoever upon any of the properties or assets of the Company, the result of any of which would have a Material Adverse Effect.

3.3 Validity. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Notes when executed and delivered in accordance with this Agreement, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The shares of the Company’s capital stock issuable upon conversion of the Notes when issued, sold and delivered or exchanged in accordance with the terms of this Agreement and the Notes, for the consideration provided for herein and therein, will be duly and validly issued, fully paid and nonassessable.

3.4 Governmental Approvals. Subject to the accuracy of the representations and warranties of the Purchasers set forth in Section 4, no registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement or the issuance, sale and delivery of the Notes, other than filings pursuant to Regulation D of the Act and state securities laws (all of which filings have been or will be made by the Company) in connection with the sale of the Notes, if any.

3.5 Complete Disclosure. As of the Closing, the Company has made available to the Purchasers all the information that the Purchasers have requested in making their decision to acquire the Notes. To the Company’s knowledge, neither this Agreement nor any other documents or certificates furnished or to be furnished in connection herewith, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

In connection with the transactions provided for herein, each Purchaser hereby represents and warrants to the Company as of each Closing in which such Purchaser is participating, as follows:

4.1 Authorization. Such Purchaser is validly existing and has the requisite power and authority to execute and deliver this Agreement. This Agreement has been duly executed and delivered by such Purchaser, and constitutes the valid and legally binding obligation of such Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.2 Purchase Entirely for Own Account. Such Purchaser acknowledges that this Agreement is made with such Purchaser in reliance upon such Purchaser’s representation to the Company that the Notes will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Notes.

4.3 Disclosure of Information. Such Purchaser acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Notes. Such Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes.

4.4 Investment Experience. Such Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Notes.

4.5 Accredited Investor. Such Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and has not been organized solely for the purpose of acquiring any of the Notes.

4.6 Restricted Securities. Such Purchaser understands that the Notes are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction or transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. Such Purchaser represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

4.7 No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation or (b) published any advertisements in connection with the offer and sale of the Notes.

4.8 Bad Actor. Such Purchaser represents that neither it nor any of its Rule 506(d) Related Parties is a “bad actor” within the meaning of Rule 506(d) promulgated under the Securities Act. For purposes of this Agreement, “Rule 506(d) Related Parties” shall mean a “beneficial owner” of the Purchaser’s voting securities of the Company as provided under Rule 13d-3 under the Securities Exchange Act of 1934, as amended,

4.9 Legends. It is understood that the Notes may bear the legend in substantially the form set forth below, as well as other legends:

“THIS SECURITY AND THE SECURITIES ISSUABLE UPON THE CONVERSION OR EXERCISE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS SECURITY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”

5. CONDITIONS TO INITIAL CLOSING.

The respective and several obligations of each Purchaser to purchase and pay for the Notes to be purchased by it at the Initial Closing are subject to the fulfillment or waiver, on or before the Initial Closing, of each of the following conditions:

5.1 Representations and Warranties. Each of the representations and warranties of the Company set forth in Section 3 hereof shall be true in all material respects on the date of the Initial Closing.

5.2 Performance by the Company. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Initial Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale and exchange described herein and shall have delivered copies of such consents and approvals to the Purchasers.

5.3 Delivery of Notes. The Company shall have executed and delivered to each Purchaser a Note, in the aggregate principal amount set forth the Purchaser’s name in the column “Initial Closing Notes ($)” on the Schedule of Purchasers.

6. CONDITIONS TO ADDITIONAL CLOSINGS.

The respective and several obligations of each Purchaser to purchase and pay for the Notes to be purchased by it at each Additional Closing are subject to the fulfillment or waiver, on or before the Additional Closing, of each of the following conditions:

6.1 Notice. The Company shall have received the Requisite Purchasers Notice and the Company shall have delivered to the Purchasers a Company Closing Notice, at least ten (10) Business Days prior to the scheduled date of the Additional Closing.

6.2 Representations and Warranties. Each of the representations and warranties of the Company set forth in Section 3 hereof shall be true in all material respects on the date of the Additional Closing.

6.3 Performance by the Company. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Additional Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

6.4 Delivery of Notes. The Company shall have executed and delivered to each Purchaser a Note, in the aggregate principal amount set forth opposite its name on the Schedule of Purchasers in the column titled “Additional Closing 1 Notes ($)’’ or “Additional Closing 2 Notes ($)”, as applicable, being issued to such Purchaser at the Additional Closing.

7. MISCELLANEOUS.

7.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2 Governing Law. This Agreement and the Notes, shall be governed by and construed under the laws of the State of Delaware, without regard to conflict of law principles.

7.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile or other form of electronic communication.

7.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5 Notices. All notices and other communications given or made pursuant to this Agreement and the Notes shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not so confirmed, then on the next Business Day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 7.5):

If to the Company:

Q32 Bio Inc.

830 Winter Street

Waltham, MA 02451

Attention: Chief Financial Officer

If to Purchasers:

At the address on record with the Company.

7.6 Entire Agreement; Amendments and Waivers. This Agreement, the Notes, and the other documents delivered pursuant hereto or thereto constitute the full and entire understanding and agreement between and among the parties with regard to the subjects hereof and thereof. The Company’s agreements with each of the Purchasers are separate agreements, and the sales of the Notes to each of the Purchasers are separate sales. Notwithstanding anything to the contrary set forth herein, any term of this Agreement and the Notes may be amended and the observance of any term of this Agreement and the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Purchasers holding a majority of the principal amount of the Notes outstanding (the “Requisite Purchasers”), provided that no amendment shall be made to this Agreement or any Note that would increase a Purchaser’s committed investment amount without the prior written consent of such Purchaser. No amendment to or waiver of any provision of any Note, shall be made unless such amendment or waiver is made with respect to all the Notes.

7.7 Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm, corporation or stockholder, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company. Each Purchaser agrees that no other Purchaser nor the respective controlling persons, officers, directors, partners, agents, shareholders or employees of any other Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase and sale of the Notes.

7.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.9 Waiver of Right of First Refusal. The undersigned Purchasers, constituting the holders of at least a majority of the Registrable Securities then outstanding (as defined in the Investors Rights Agreement (as defined below)), hereby waive the Investors’ right of first offer set forth in Section 4 of that certain Second Amended and Restated Investors’ Rights Agreement, dated as of August 31, 2020 (the “Investors Rights Agreement”), by and among the Company and the investors listed on Schedule A thereto, including any notice rights associated with the right of first offer, with respect to the issuance of the Notes, and any securities issuable upon conversion of the Notes.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement as an instrument under seal as of the date first above written.

COMPANY:

Q32 BIO. INC.

By:	/s/ Michael Broxson
Name: Michael Broxson Title: President and CEO

PURCHASERS:

ATLAS VENTURE OPPORTUNITY FUND II, L.P.

By: Atlas Venture Associates Opportunity II, L.P., its General Partner

By: Atlas Venture Associates Opportunity II, LLC, its General Partner

By:	/s/ Ommer Chohan
Name: Ommer Chohan Title: CFO

PURCHASERS:

ORBIMED PRIVATE INVESTMENTS VII, LP

By: OrbiMed Capital GP VII LLC, its General Partner

By: OrbiMed Advisors LLC, its General Partner

By:	/s/ Carl Gordon
Name: Carl Gordon Title: Member

ABINGWORTH BIOVENTURES VII LP ACTING BY ITS MANAGER ABINGWORTH LLP

By:	/s/ John Heard
Name: John Heard Title: Partner, General Counsel

AVENTIS INC.

By:	/s/ Jason Hafler
Name: Jason Hafler Title: Managing Director of Sanofi Ventures

PURCHASERS:

CU HEALTHCARE INNOVATION FUND, L.P.

By: CU Healthcare Innovation G.P., LLC, its General Partner

By:	/s/ Kimberly Muller
Name:	Kimberly Muller
Title:	General Partner

CHILDREN’S HOSPITAL COLORADO

By:	/s/ Jeffrey Harrington
Name:	Jeffrey Harrington
Title:	SVP, CFO

OSAGE UNIVERSITY PARTNERS III, LP

By: Osage University GP III, LLC, its General Partner

By:	/s/ William Harrington
Name:	William Harrington
Title:	Managing Member

PURCHASERS:

THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK

By:	/s/ Julius Mercado
Name:	Julius Mercado
Title:	COO, Columbia Investment Management Company, LLC

ACORN BIOVENTURES, L.P.

By: Acorn Capital Advisors GP, LLC
Its: General Partner

By:	/s/ Isaac Manke
Name:	Isaac Manke
Title:	Member

HARVARD MANAGEMENT PRIVATE EQUITY CORPORATION

By:	/s/ Richard Slocum
Name:	Richard Slocum
Title:	Authorized Signatory

By:	/s/ Kathryn Murtagh
Name:	Kathryn Murtagh
Title:	Authorized Signatory

PURCHASERS:

BRISTOL-MYERS SQUIBB COMPANY

By:	/s/ Janeen Doyle
Name:	Janeen Doyle
Title:	SVP, Global Alliance

Exhibit A

[Omitted]